UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report: October 27, 2012

(Date of earliest event reported)

AGILYSYS, INC.

(Exact name of registrant as specified in its charter)

Ohio	000-5734	34-0907152
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 Walnut Street, Suite 1800, Cincinnati, Ohio	45202
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (770) 810-7800

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 27, 2012, the Board of Directors of Agilysys, Inc. (the “Company”) elected Robert R. Ellis, the Company’s Senior Vice President, Chief Financial Officer and Treasurer, to the additional office of Chief Operating Officer of the Company. Mr. Ellis, 39, joined the Company in October 2011 as Senior Vice President and Chief Financial Officer. Effective with his new appointment, Mr. Ellis’ annual salary will be increased to $300,000, and his fiscal year annual incentive opportunity will be increased to 75% of his base salary.

The Company issued a press release on November 8, 2012 announcing the appointment of Mr. Ellis as Chief Operating Officer, which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated November 8, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILYSYS, INC.

By:	/s/ Kyle C. Badger
Kyle C. Badger Senior Vice President, General Counsel and Secretary

Date: November 9, 2012

Exhibit Index

Exhibit Number	Description

99.1	Agilysys, Inc. Press Release dated November 8, 2012.